Exhibit 11


                    PREMARK INTERNATIONAL, INC.
          Statement of Computation of Per Share Earnings
                           (Unaudited)

                                                 13 Weeks Ended
                                              -------------------
                                              March 29, March 30,
                                                1997       1996
(Dollars in millions, shares in thousands)    --------   --------

Earnings
  Income from continuing operations           $  20.8    $  11.8
  Income from discontinued operations             -         32.8
                                              --------   --------
    Net income                                $  20.8    $  44.6
                                              ========   ========


PRIMARY METHOD
  Shares
    Cumulative average outstanding shares      62,753     61,409
    Common equivalent shares                    2,886      1,785
                                              --------   --------

    Weighted average number of common
      shares and common equivalent
      shares outstanding                       65,639     63,194
                                              ========   ========

Primary earnings per share:
  Continuing operations                       $  0.32    $  0.19
  Discontinued operations                         -         0.52
                                              --------   --------
    Net income per share                      $  0.32    $  0.71
                                              ========   ========

FULLY DILUTED METHOD
  Shares
    Cumulative average outstanding shares      62,753     61,409
    Common equivalent shares                    2,902      1,805
                                              --------   --------

    Weighted average number of common
      shares and common equivalent
      shares outstanding                       65,655     63,214
                                              ========   ========

Fully diluted earnings per share:
  Continuing operations                       $  0.32    $  0.19
  Discontinued operations                         -         0.52
                                              --------   --------
      Net income per share                    $  0.32    $  0.71
                                              ========   ========